Exhibit (h)(74)

SCHEDULE A

List of Acquiring Fund(s) to Which the Agreement Applies

Acquiring Funds

Exchange Traded Concepts Trust

There are currently no series of this registrant that are party to this Agreement.

Exchange Listed Funds Trust

Corbett Road Tactical Opportunity ETF (OPPX)

Akros Monthly Payout ETF (MPAY)

Cabana Target Drawdown 5 ETF (TDSA)

Cabana Target Drawdown 7 ETF (TDSB)

Cabana Target Drawdown 10 ETF (TDSC)

Cabana Target Drawdown 13 (TDSD) (added on December 16, 2022)

Cabana Target Drawdown 16 (TDSE (added on December 16, 2022)

Cabana Target Leading Sector Conservative ETF (CLSC)

Cabana Target Leading Sector Moderate ETF (CLSM)

Cabana Target Leading Sector Aggressive ETF (CLSA)

Schedule A amended as of January 9, 2023.

Agreed and acknowledged:

SPDR SERIES TRUST

SPDR INDEX SHARES FUNDS
SSGA ACTIVE TRUST

(each on behalf of their series listed on Schedule B, severally and not jointly)

By:	/s/ Ann M. Carpenter
Name:	Ann M. Carpenter
Title:	Vice President / Deputy Treasurer

[Remainder of page intentionally left blank; Acquiring Fund signature page follows]

EXCHANGE TRADED CONCEPTS TRUST

EXCHANGE LISTED FUNDS TRUST

(each on behalf of their series listed on Schedule A, severally and not jointly)

By:	/s/ J. Garrett Stevens
Name:	J. Garrett Stevens
Title:	President